Exhibit 99.1

DigitalOcean expects to report record Q2 2026 results with RPO to exceed $800M, up more than 10X year over year

Revenue growth expected to accelerate to 29%, up from 14% in same quarter 2025
RPO expected to increase by over $550M in Q2 2026
Expects Q2 aEBITDA margin and non-GAAP Net Income per Share at or above high end of guidance
Signed an additional 20 MW of committed data center capacity for 2027/2028
Projects higher exit 2026 growth rate as demand for AI-Native Cloud continues to grow

Broomfield, CO — July 7, 2026 — DigitalOcean Holdings, Inc. (NYSE: DOCN), the AI-Native Cloud, purpose-built for inference and agentic workloads, today announced its continued customer traction with multiple nine-figure annual customer commitments for inference and cloud products added in the quarter. The Company’s remaining performance obligations (RPO) are expected to grow more than 10X from the second quarter of fiscal year 2025 to more than $800 million, with weighted average life increasing from 1.6 years to over 3 years.

“We continue to win the world’s most sophisticated AI customers and demand continues to accelerate. Customers recognize the differentiation of our AI-Native Cloud platform, appreciate how easy we make it to scale their businesses, and seek the total cost of ownership advantage that we provide them,” said Paddy Srinivasan, CEO of DigitalOcean. “By working directly with our customers to build capabilities, such as our Inference Router that balances price and performance across both closed and open source models, we continue to extend our software advantage and further separate ourselves from bare-metal GPU rental companies.”

In addition, the Company has also secured an incremental 20 MW of additional data center capacity that is expected to come online in late 2027 and early 2028, bringing DigitalOcean's total committed data center capacity to approximately 155 MW. The Company continues to actively pursue additional incremental capacity to support accelerating customer demand.

For Q2 2026, the Company expects year over year revenue growth of approximately 29%, and projects to be at or above the top end of the range of its previously provided guidance for aEBITDA margin and non-GAAP Net Income per Share. The Company also expects this customer momentum to positively impact the previously provided guidance for exit 2026 revenue growth. The Company will provide more details in its upcoming earnings release.

A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis at this time without unreasonable effort due to the uncertainty and potential variability of expenses that may be incurred in the future. We are not able to assess the probable significance of the unavailable information at this time and these factors could be material to our results computed in accordance with GAAP. The financial guidance presented in this release are estimates based on information available as of the date of this release. There can be no assurance that our actual results will not differ from the financial guidance presented in this release.

About DigitalOcean
DigitalOcean (NYSE: DOCN) is the AI-Native Cloud, purpose-built for inference and agentic workloads. DigitalOcean brings infrastructure, core cloud services, inference, data, and agents together in one integrated stack that is open throughout, giving builders the best of the AI ecosystem in one place. More than 650,000 customers and millions of developers trust DigitalOcean to build, ship, and scale AI and agentic applications faster. To learn more, visit www.digitalocean.com.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our financial outlook. The forward-looking statements contained in this release are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to our ability to continue to attract new customers and retain existing customers, and our plans with respect to accelerating investments in data centers and GPU capacity. Further information on these and additional risks, uncertainties, assumptions and other factors that could cause actual results or outcomes to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings and reports we make with the SEC.

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